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                                                                    EXHIBIT 21.1


                  SUBSIDIARIES OF DIGITAL THEATER SYSTEMS, INC.

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                                                      JURISDICTION OF
                                                      INCORPORATION OR
                                                      ORGANIZATION
SUBSIDIARIES OF DIGITAL THEATER SYSTEMS, INC.:

   DTS Entertainment, LLC                             Delaware
   DTS Consumer Products, Inc.                        Delaware
   Digital Theater Systems (UK) Limited               United Kingdom
   DTS (BVI) Limited                                  British Virgin Islands

SUBSIDIARIES OF DTS (BVI) LIMITED:

   DTS (ASIA) Limited                                 Hong Kong
   DTS China Holding Limited                          British Virgin Islands

SUBSIDIARY OF DTS CHINA HOLDING LIMITED:

   DTS China Licensing (Hong Kong) Limited            Hong Kong

SUBSIDIARY OF DTS CHINA LICENSING (HONG KONG)
LIMITED:

   Guangzhou Digital Theater System, Co. Ltd.         People's Republic of China
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